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                                                                  EXHIBIT 11.01


                           PART II: OTHER INFORMATION
                   EXHIBIT 11: EARNINGS PER SHARE CALCULATION
                   (In thousands -- except per share amounts)


                                                                                Year ended
                                                                            December 31, 1996
                                                                            -----------------

Pro forma net income                                                     $                10,403

Pro forma primary and fully diluted net income                           $                10,403
                                                                          ----------------------
Weighted average shares outstanding                                                        8,283

Dilutive common stock equivalents for primary net income per share                           127
                                                                          ----------------------
Weighted average shares and common equivalent shares outstanding for
   primary net income per share                                                            8,410

Additional equivalent shares assuming full dilution                                           34
                                                                          ----------------------
Weighted average shares and common equivalent shares for fully
   diluted net income per share                                                            8,444
                                                                          ======================

Primary net income per share                                              $                 1.24
                                                                          ======================
Fully diluted net income                                                  $                 1.23
                                                                          ======================